As filed with the Securities and Exchange Commission on November 14, 1997
                                                Commission File No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LAZARE KAPLAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                              13-2728690
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                    529 FIFTH AVENUE, NEW YORK NEW YORK 10017
    (Address, including zip code of registrant's principal executive offices)


                        LAZARE KAPLAN INTERNATIONAL INC.
                       1997 LONG TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)


                               Sheldon L. Ginsberg
              Executive Vice President and Chief Financial Officer
                        Lazare Kaplan International Inc.
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 972-9700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With a copy to:
                  Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                                 (212) 984-7700
                   Attention: Frederick R. Cummings, Jr., Esq.

                         CALCULATION OF REGISTRATION FEE


========================================================================================================================

                                                         Proposed maximum        Proposed maximum
  Title of each class of           Amount to be              offering           aggregate offering          Amount of
securities to be registered         registered          price per share(2)           price(2)          registration fee(3)
---------------------------         ----------          ------------------           --------          -------------------


     Common Stock,               400,000 shares(1)            $15.313               $6,125,000                $1,856
    $1.00 par value

========================================================================================================================


        (1) The number of shares issuable pursuant to the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan, whether pursuant to stock based awards granted or to be granted thereunder or upon exercise of options granted or to be granted thereunder, in each case subject to adjustment for antidilution as provided therein.

        (2) Calculated solely for the purposes of determining the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1993, the offering price is based upon the average high and low sales prices of the Common Stock on the American Stock Exchange on November 11, 1997.

        (3) The registration fee has been calculated, pursuant to Section 6(b) of the Securities Act of 1933, as follows: one thirty- third of one percent of the proposed maximum aggregate offering price of the shares of Common Stock being registered hereby.

PROSPECTUS

                        LAZARE KAPLAN INTERNATIONAL INC.

                                 400,000 Shares

                          Common Stock, $1.00 Par Value

               This Prospectus has been prepared by Lazare Kaplan International Inc., a Delaware corporation (the "Company") for use upon resale of shares of Common Stock of the Company by certain "affiliates", as defined in Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"), of the Company (the "Selling Stockholders") who have acquired or may acquire such shares of Common Stock upon (i) the receipt of a stock based award under the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan (the "1997 Plan") or (ii) the exercise of an option granted or to be granted under the 1997 Plan. The maximum number of shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividend, recapitalization and other similar changes affecting the Company's Common Stock. It is anticipated that the Selling Stockholders will offer shares of Common Stock for resale at prevailing prices on the American Stock Exchange on the date of sale. The Company will receive none of the proceeds from the sale of the Common Stock offered hereby.

               All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the individual Selling Stockholders will be borne by such Selling Stockholders.


                              --------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              --------------------

THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

                The date of this Prospectus is November 14, 1997.

               No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which such offer or solicitation would be unlawful.



                              --------------------


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information......................................................  3
The Company................................................................  3
Documents Incorporated by Reference........................................  3
Risk Factors...............................................................  5
Selling Stockholders.......................................................  6
Plan of Distribution.......................................................  7
Description of Capital Stock...............................................  7
Legal Matters..............................................................  8
Experts....................................................................  8

                              AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the principal office of the Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60651-2511 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http:\\www.sec.gov. The Common Stock of the Company is listed on the American Stock Exchange. Reports, proxy and information statements, and other information concerning the Company can be inspected and copied at the American Stock Exchange, 86 Trinity Place, New York, New York 10006

               The Company has filed with the Commission a registration statement (herein, together with all amendments thereto the "Registration Statement") under the 1933 Act, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement including the exhibits filed as a part thereof, may be examined without charge at the office of the Commission, and photocopies of such Registration Statement, or any portion thereof, may be obtained upon payment of the prescribed fee. Reference is hereby made to the Registration Statement and such exhibits for further information about the Company and the Securities offered hereby.

               The Company will provide, upon request, without charge to each person to whom this Prospectus is delivered, a copy of any or all of the documents incorporated herein by reference except for certain exhibits to such documents. Requests for such copies should be directed to Chief Financial Officer, Lazare Kaplan International Inc., 529 Fifth Avenue, New York, NY 10017, telephone number (212) 972-9700. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus modifies or replaces such statement.

                                   THE COMPANY

               The Company is a Delaware corporation and has its principal executive offices at 529 Fifth Avenue, New York, New York 10017. The Company's telephone number is (212) 972-9700.

                              DOCUMENTS INCORPORATED BY REFERENCE

               The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference into this Prospectus:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997.

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997.

               (c) The description of the Company's Common Stock set forth under
        Item 1 of the Company's Registration Statement on Form 8-A, as filed with the Commission on September 21, 1973, which incorporates by reference the description set forth in the Prospectus, contained in the Company's

        Registration Statement on Form S-1 filed with the Commission on August 28, 1972 (File No. 2-45510), under the caption "Description of Common Stock."

               All documents subsequently filed by the Company with the Commission after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Prospectus, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Prospectus is in effect and prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year, shall not be deemed to be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document, which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

                                  RISK FACTORS

               Potential purchasers of Common Stock should consider carefully the following matters, as well as the other information contained in this Prospectus, before deciding to purchase shares of Common Stock offered hereby.

               Availability of Rough Diamonds. The Company's business is dependent upon the availability of rough diamonds, the world's known sources of which are highly concentrated. Historically, the Company's principal supplier of rough diamonds has been the Diamond Trading Company (the "DTC"), which, based on published reports, together with its affiliates, controls approximately 70 - 75% of the value of world diamond output. The Company has been a client of the DTC for over 50 years and believes its relations with the DTC are good. For the three fiscal years ended May 31, 1997, 1996, and 1995, approximately 40%, 50%, and 47%, respectively, of the Company's purchases of rough diamonds were from the DTC. The Company has diversified its sources of supply over the last several years by entering into arrangements with other suppliers of rough diamonds. This diversification includes the expansion of purchasing of rough diamonds in Africa, and expanding operations at its office in Antwerp to supplement the Company's rough diamond buying needs by making purchases in the secondary market. However, if there should be any interruption in the Company's relationship with the DTC as its primary source supplier of rough diamonds, such interruption could have a material adverse effect on the Company's operations. The Company's sources of supply could also be adversely affected by political and economic developments in producing countries over which the Company has no control. See "--Risk of Foreign Operations"

               Effect of Possible Diamond Supply and Price Fluctuations. Through its control of the world's rough diamond supply and its own inventory, De Beers Centenary AG, an affiliate of the DTC, can exert significant control over the pricing of rough and polished diamonds. Global rough diamond pricing can be affected positively or negatively by general economic conditions as well as by imbalances in the supply of and demand for rough and/or polished diamonds. In recent years, significant short-term increases of rough diamond supply have reportedly originated from Russia and Angola. Should there be a material and sudden increase in the availability of rough diamonds beyond the global marketplaces' capacity to absorb, including increases in available diamonds from such sources or from new sources, the Company and the diamond industry could be materially adversely affected. Major fluctuations in the prices of rough and polished diamonds have occurred in the past. Any large rapid increase in rough diamond prices could materially adversely affect the Company's revenue and operating margins if the increased cost cannot be passed along to the Company's customers in a timely manner. Any rapid decrease in the price of polished diamonds could materially adversely affect the Company in terms of inventory losses and lower margins.

               Risk of Foreign Operations. The world's sources of rough diamonds are highly concentrated in a limited number of countries, including Angola, Australia, Botswana, Ghana, Guinea, Namibia, Russia, Sierra Leone, South Africa and Zaire. Varying degrees of political and economic risk exist in these countries. As a consequence, the diamond business is subject to various sovereign risks beyond the industry's control, such as changes in laws and policies affecting foreign trade and investment. In addition, the Company is subject to various political and economic risks, including the instability of foreign economies and governments, labor disputes, war and civil disturbances and other risks that could cause production difficulties or stoppages, restrict the movement of inventory or result in the deprivation or loss of contract rights or the taking of property by nationalization or expropriation without fair compensation.

               Luxury Product. The Company produces a luxury product that it sells domestically and internationally primarily to quality retailers. Consumers purchase polished diamonds with discretionary, disposable income. Consumer purchasing patterns can be influenced by general economic conditions in consuming countries, employment levels and consumer confidence. A negative trend in any of these items could have a material adverse effect on the Company.

               Dependence on Key Personnel. The success of the Company is highly dependent upon the efforts of Maurice and Leon Tempelsman, the loss of whose combined services would have a material adverse effect on the Company.

               Limited Trading Market and Possible Volatility of Common Stock Prices. Although the Common Stock has been traded on the American Stock Exchange since 1972, trading activity of the Common Stock has been limited, totalling approximately 170,000 shares per month on average over the 12 months ended September 30, 1997. Accordingly, this low trading volume may have had a significant effect on the market price of the Common Stock, and historic prices may not necessarily be indicative of market price in a more liquid market.

               Control by Existing Stockholders. Maurice Tempelsman, the Chairman of the Board of the Company, and his son, Leon Tempelsman, the Vice-Chairman and President of the Company (Maurice Tempelsman and Leon Tempelsman, collectively the "Tempelsmans"), together beneficially own 3,601,873 shares, or approximately 42% of the Company's Common Stock outstanding. As a result of the ownership of such shares, the Tempelsmans have significant ability to control the election of all of the Company's directors, to determine the outcome of all corporate actions requiring stockholder approval, and otherwise to control the Company's business.

                              SELLING STOCKHOLDERS

               The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by the Selling Stockholders of the Company who may acquire such shares upon (i) the receipt of an award under the 1997 Plan or (ii) the exercise of an option granted or to be granted under the 1997 Plan. The Selling Stockholders named below may resell all, or a portion, or none of the shares of Common Stock they have acquired or may acquire as aforesaid.

               Participants under the 1997 Plan who are deemed to be "affiliates" of the Company who acquire Common Stock under the Plan may be added to the Selling Stockholders listed below from time to time, either by means of a post-effective amendment to the Registration Statement or by use of a prospectus supplement filed pursuant to Rule 424(c) under the 1933 Act. An "affiliate" is defined in Rule 405 under the 1933 Act as a "person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with" the Company.

                The following table sets forth certain information concerning the Selling Stockholders as of the date of this Prospectus. Except as otherwise noted, none of the Selling Stockholders listed below has or within the past three years had any other position, office or other material relationship with the Company or any of its predecessors or affiliates.


                                                                 Maximum Number of
                                                                 Shares Subject to
                                                                 Outstanding Awards
Name of                      Position with                       Which May Be
Selling Stockholders         the Company                         Reoffered Hereby(1)
--------------------         ------------------------            -------------------

Leon Tempelsman              Vice Chairman of the                        --
                              Board of Directors,
                              President and Director

Sheldon L. Ginsberg          Executive Vice President,                   --
                              Chief Financial Officer
                              and Director

Robert Speisman              Vice President- Sales                       --
                              and Director


                              PLAN OF DISTRIBUTION

               The shares of Common Stock are being sold by the Selling Stockholders for their own accounts. The shares may be sold or transferred for value by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, in one or more transactions on the American Stock Exchange, in negotiated transactions or in a combination of such methods of sale, at the market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of the customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2(11) of the 1933 Act and any commissions received by them and any profit on the resale of the shares of Common Stock sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

               There can be no assurances that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

                        DESCRIPTION OF THE CAPITAL STOCK

               The Company's authorized capital stock consists of 10,000,000 shares of Common Stock, $1.00 par value and 5,000,000 shares of Preferred Stock, $.01 par value. The terms and conditions of the Company's Common Stock and Preferred Stock are governed by the laws of the state of Delaware as well as by the Company's Certificate of Incorporation and the By-Laws.

               Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Each share of





--------
(1) As of October 31, 1997. Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares offered shall be determined from time to time by each Selling Stockholder at his sole discretion.

Common Stock is entitled to share equally in such dividends as the Board of Directors, in its discretion, may validly declare from funds legally available therefor. In the event of liquidation, each outstanding share of Common Stock entitles its holder to participate ratably in the assets remaining after payment of liabilities and obligations, if any, to holders of the Company's preferred stock then outstanding.

               Stockholders have no preemptive rights or other rights to subscribe for or purchase additional shares of any class of capital stock or any other securities of the Company and there are no redemption or sinking fund provisions with regard to the Common Stock or any conversion rights. All outstanding shares of Common Stock are, and those offered hereby will be, validly issued, fully paid and nonassessable.

                                  LEGAL MATTERS

               Certain matters with respect to the shares of the Common Stock offered hereby will be passed upon for the Company of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, New York, New York.

                                     EXPERTS

               The consolidated financial statements of Lazare Kaplan International Inc. incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended May 31, 1997 and the related financial statement schedule included therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and the related financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which have been filed by Lazare Kaplan International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997.

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997.

               (c) The description of the Company's Common Stock set forth under
        Item 1 of the Company's Registration Statement on Form 8-A, as filed with the Commission on September 21, 1973, which incorporates by reference the description set forth in the Prospectus, contained in the Company's Registration Statement on Form S-1 filed with the Commission August 28, 1972 (File No. 2-45510), under the caption "Description of Common Stock."

        All documents subsequently filed by the Company with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect and prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year, shall not be deemed to be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document, which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The following states the general effect of all statutes, charter provisions, by-laws, contracts or other arrangements under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such:

        Section 145 of the Delaware General Corporation Law provides:

        145.   INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS:
               INSURANCE.

               (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (l) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

               (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person, who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

        The Certificate of Incorporation of the Company provides:

               SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Certificate of Incorporation further provides:

               EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided that nothing contained herein shall eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or any amendment thereto of any successor thereto, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH nor the adoption of any provision of the certificate of incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        The By-Laws of the Company provide:

                                   ARTICLE VI

                                 INDEMNIFICATION

               1. EXECUTIVE OFFICERS. The corporation shall indemnify its executive officers and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such executive officers. The executive officers of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section l, shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

               Any indemnification pursuant to this Article VI, Section l shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, Section l provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this Article VI, Section l shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification. Any subsequent repeal or amendment of this Article VI, Section l or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

               The indemnification provided under this Article VI, Section l shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

               The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this Article VI, Section l, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

               2. OUTSIDE DIRECTORS. The corporation shall indemnify its outside (i.e. non-officer) directors and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania, for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such outside director. The outside directors of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section 2 shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

               Any indemnification pursuant to this Article VI, Section 2 shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, Section 2 provided they would have been covered under the insurance policy mentioned above. The right to indemnification under Article VI, Section 2 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification. Any subsequent repeal or amendment of this Article VI,
        Section 2 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

               The indemnification provided under this Article VI, Section 2 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

               The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to Article VI,
        Section 2, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

               3. EXECUTIVE OFFICERS AND DIRECTORS PRIOR TO APRIL 9, 1984. The corporation shall indemnify its directors and executive officers and those of its subsidiaries who were in office prior to April 9, 1984 to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such director or officer. The directors and officers of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section 3 shall include such persons who held the offices as were covered under the aforementioned policy in the policy year indicated.

               Any indemnification pursuant to this Article VI, Section 3 shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, Section 3, provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this Article VI, Section 3 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification hereunder. Any subsequent repeal or amendment of this
        Article VI, Section 3 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

               The indemnification provided under this Article VI, Section 3 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise. The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this
        Article VI, Section 3, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

               4. DIRECTORS. The corporation shall indemnify its existing directors and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such director. The directors of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI,
        Section 4 shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

               Any indemnification pursuant to this Article VI, Section 4 shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, Section 4 provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this Article VI, Section

        4 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification hereunder. Any subsequent repeal or amendment of this Article VI, Section 4 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

               The indemnification provided under this Article VI, Section 4 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

               The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this Article VI,
        Section 4, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

               5. SEVERABILITY. If any of the provisions of this Article VI, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remaining provisions of this Article VI, which shall remain in full effect without regard to the invalid portion or portions.

               In addition, the By-Laws provide that the Company has the authority to obtain liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


Exhibit No.    Description
-----------    -----------


4              Instruments defining the rights of security holders, including indentures

               4.1(a)  (i)   Certificate of Incorporation of the Company, as
                             amended (incorporated by reference to Exhibit 3(a)
                             to Company's Annual Report on Form 10-K for the
                             fiscal year ended May 31, 1987 filed with the
                             Commission on August 26, 1987, as amended January
                             14, 1988).

                      (ii) Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 1, 1990
                             (incorporated by reference to Exhibit 3(b) to Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1992 filed with the Commission on August 28, 1992).




                      (iii) Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 6, 1997*

               4.1(b) Certificate of Designations of Series A Junior
                      Participating Preferred Stock filed with the Secretary of State of the State of Delaware on November 6, 1997*

               4.2    By-Laws of the Company, as currently in effect
                      (incorporated by reference to Exhibit 3(ii) to Company's
                      Registration Statement on Form S-1 filed with the Commission on August 28 1972).

               4.3    Form of certificate representing shares of the Company's
                      Common Stock (incorporated by reference to Exhibit 4(a) to
                      Amendment No. 1 to Registration Statement on Form S-2 filed with the Commission on October 4, 1990).

               4.4    The Lazare Kaplan International Inc. 1997 Long Term Stock
                      Incentive Plan (incorporated by reference to Appendix A to the Company's proxy statement for its Annual Meeting of Stockholders held on November 5, 1997, as filed with the Commission on September 19, 1997).

               4.5(a) Form of Incentive Stock Option Agreement for options granted pursuant to the Lazare Kaplan International Inc.
                      1997 Long Term Stock Incentive Plan.*

               4.5(b) Form of Non-Qualified Stock Option Agreement for options granted pursuant to the Lazare Kaplan International Inc.
                      1997 Long Term Stock Incentive Plan.*

5              Opinion re legality

               5.1    Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP*

15             Letter on unaudited interim financial information - not applicable

23             Consent of experts and counsel

               23.1   Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (contained in Exhibit 5.1)

               23.2   Consent of Ernst & Young LLP*

24             Power of attorney (contained in the signature pages hereto)*



----------

*Filed herewith



ITEM 9. UNDERTAKINGS.

               The Company will:

               (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

               (2) For determining liability under the Securities Act of 1933 (the "Securities Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 13, 1997.



                                            LAZARE KAPLAN INTERNATIONAL INC.



                                            By:/s/ Sheldon L. Ginsberg
                                               _________________________________
                                               Sheldon L. Ginsberg,
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (principal financial and
                                               accounting officer)

        Each person whose signature appears below hereby constitutes and appoints Leon Tempelsman and Lucien Burstein, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, hereby ratifying and confirming all that either such attorneys-in-fact or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


Signatures                                  Title                       Date




/s/ Maurice Tempelsman                      Chairman of the Board       November 13, 1997
-----------------------------               of Directors
Maurice Tempelsman



/s/ Leon Tempelsman                         Vice Chairman of the        November 13, 1997
-----------------------------               Board of Directors
Leon Tempelsman



/s/ George R. Kaplan                        Vice Chairman of the        November 13, 1997
-----------------------------               Board of Directors
George R. Kaplan



/s/ Lucien Burstein                         Director                    November 13, 1997
-----------------------------
Lucien Burstein



/s/ Myer Feldman                            Director                    November 13, 1997
-----------------------------
Myer Feldman



                                            Director                    November 13, 1997
-----------------------------
Michael W. Butterwick



/s/ Sheldon L. Ginsberg                     Director                    November 13, 1997
-----------------------------
Sheldon L. Ginsberg



/s/ Robert Speisman                         Director                    November 13, 1997
-----------------------------
Robert Speisman




                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
4.1(a)(iii)    Certificate of Amendment of the Certificate of Incorporation
               filed with the Secretary of State of the State of Delaware on November 6, 1997

4.1(b) Certificate of Designations of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on November 6, 1997

4.5(a) Form of Incentive Stock Option Agreement for options granted pursuant to the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan.

4.5(b) Form of Non-Qualified Stock Option Agreement for options granted pursuant to the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan.

5.1            Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP

23.2           Consent of Ernst & Young LLP